EXHIBIT 99.1

RepliGen                                            Repligen Corporation
                                                    41 Seyon Street
                                                    Building #1, Suite 100
                                                    Waltham, Massachusetts 02453
                                                    Telephone: 781-250-0111
                                                    Telefax: 781-250-0115

FOR IMMEDIATE RELEASE

CONTACT:
Walter C. Herlihy, Ph.D.                                         David A. Walsey
President and Chief Executive Officer                            The Ruth Group
(781) 250-0111, ext. 2000                                        (646) 536-7029

       Repligen Announces District Court Decision in CTLA4-Ig Patent Suit
             University of Michigan Scientist Not Named an Inventor

WALTHAM, MA - September 16, 2003 - Repligen Corporation (Nasdaq: RGEN) announced today that the United States District Court for the Eastern District of Michigan has issued a ruling in the lawsuit that Repligen and The University of Michigan (the "University") are prosecuting against Bristol-Myers Squibb (NYSE:BMY) for correction of inventorship of certain CTLA4 patents issued to Bristol-Myers Squibb ("Bristol"). The Court ruled that there was insufficient evidence for the University scientist to be named as an inventor on these patents. Separately, Repligen announced today that is has received a Notice of Allowance from the United States Patent and Trademark Office on a patent which claims the use of CTLA4-Ig for treatment of rheumatoid arthritis, multiple sclerosis and systemic lupus erythematosis. This allowed patent is separate from the patents on CTLA4-Ig which are the subject of the Court's ruling.

"Although we are disappointed in the Court's ruling, we would like to thank the judge for his diligence in this complex case," stated Walter C. Herlihy, President and Chief Executive Officer of Repligen. "We continue to believe that the University scientist made significant inventive contributions in discovering the activity of CTLA4-Ig and will accordingly consider all appropriate options, including appeal."

CTLA4-Ig Inventorship Trial

CTLA4 is a T-cell regulatory protein which is one of the immune system's natural "off switches", which may have potential use in organ transplantation and autoimmune diseases. Repligen is the exclusive licensee of all CTLA4-Ig patent rights owned by the University of Michigan. Repligen and the University believe that the University has a rightful claim to ownership of certain patents of Bristol-Myers Squibb which relate to compositions and uses of CTLA4, arising out of the inventive contributions by one of the University's scientists. Repligen and the University filed a complaint against Bristol in the United States District Court for the Eastern District of Michigan seeking a correction of inventorship. The suit asserts that Dr. Craig Thompson, the scientist from the University, made inventive contributions as part of a collaboration with Bristol scientists and is therefore a rightful inventor on patents issued to Bristol. Repligen's failure to obtain ownership rights to the Bristol patents may restrict Repligen's ability to commercialize CTLA4-Ig.

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About Repligen Corporation

Repligen Corporation is a biopharmaceutical company committed to being the leader in the development of new drugs for pediatric developmental disorders including autism, immune and metabolic disorders. Repligen has a Specialty Pharmaceuticals business comprised of rProtein A(TM) and SecreFlo(TM), the profits from which will be used to support the development of our proprietary products. rProtein A(TM) is a consumable reagent used by the pharmaceutical industry to produce a class of drugs called monoclonal antibodies and SecreFlo(TM), secretin for injection, is marketed to gastroenterologists for pancreatic assessment and for use during a gastrointestinal procedure called ERCP. Repligen's corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance, management's strategy, plans and objectives for future operations, clinical trials and results and product development and manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen's filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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